EXHIBIT 11

                      NATIONAL SANITARY SUPPLY COMPANY
<F1>
                    COMPUTATION OF EARNINGS PER SHARE (a)
                                 (UNAUDITED)


                                            Three Months Ended    Nine Months Ended
(thousands, except per share data)             September 30,         September 30,
- - ----------------------------------          ------------------    -----------------
                                              1994      1993        1994      1993
                                            -------    -------    -------   -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                 $ 1,654   $ 1,509     $ 3,332   $ 2,960
                                            =======   =======     =======   =======

Average Number of Shares of
 Common Stock Outstanding                     5,982     5,899       5,960     5,892
Incremental Effect of
 Unexercised Stock Options                       94       122         102        97
                                            -------   -------     -------   -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                      6,076     6,021       6,062     5,989
                                            =======   =======     =======   =======
Earnings per Common and Common
 Equivalent Share                           $  0.27   $  0.25     $  0.55   $  0.49
                                            =======   =======     =======   =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                 $ 1,654   $ 1,509     $ 3,332   $ 2,960
                                            =======   =======     =======   =======
Average Number of Shares of
 Common Stock Outstanding                     5,982     5,899       5,960     5,892
Incremental Effect of
 Unexercised Stock Options                      114       126         105       122
                                            -------   -------     -------   -------
Average Number of Shares of
 Common Stock assuming
 Full Dilution                                6,096     6,025       6,065     6,014
                                            =======   =======     =======   =======
Earnings Per Common Share
 Assuming Full Dilution                     $  0.27   $  0.25     $  0.55   $  0.49
                                            =======   =======     =======   =======



<F1>
(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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